United States Securities and Exchange Commission

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MDS Energy Public 2013-A LP

(Exact name of registrant as specified in its charter)

Delaware	90-0852601
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No)

409 Butler Road, Suite A
Kittanning, Pennsylvania	16201
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box  ☑

Securities Act registration statement file number to which this from relates (if applicable): 333-181993-02

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Partner Units and Investor General Partner Units

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Investor General Partner Units (“IGP Units”) and Limited Partner Units (the “LP Units”) in MDS Energy Public 2013-A LP, a Delaware limited partnership (the “Partnership”). A description of the IGP and LP Units is set forth in the Partnership’s prospectus dated May 2, 2013, and the Partnership’s Amended Certificate and Agreement of Limited Partnership (the “Partnership Agreement”), is attached as Exhibit (A) to the prospectus. The Partnership’s final prospectus was filed with the Securities and Exchange Commission on May 3, 2013.

Item 2: Exhibits

3.1	Amended and Restated Certificate and Agreement of Limited Partnership for MDS Energy Public 2013 (1)

_______________________

(1)	Incorporated by reference to the Registrant’s final prospectus, Registration Number 333-181993-02, filed on May 3, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MDS Energy Public 2013
By: MDS Energy Development, LLC, its Managing General Partner

Date:	March 31, 2014

By:	/s/ Michael D. Snyder
Michael D. Snyder Chief Executive Officer and President

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